EXHIBIT 99.1

NEWS RELEASE DATED September 15, 2009

NEWS RELEASE

NetSol Technologies Reports Fourth Quarter and
Fiscal Year 2009 Financial Results

Fourth Quarter Revenue of $6.9 Million Reflects 36% Sequential Revenue Growth

Higher Sales and a Significant Reduction in Operating Expense Drive Improvements in Reducing Sequential Quarterly GAAP Net Loss and Returning to EBITDA Profitability

EMERYVILLE, CA – September 15, 2009 -- NetSol Technologies Inc. “NetSol” (NASDAQ CM: NTWK) (NASDAQ DUBAI: NTWK), a U.S. corporation providing global business services and enterprise application solutions to private and public sector organizations worldwide, today announced fourth quarter financial results for fiscal year 2009, for the period ended June 30, 2009.

Fiscal Year 2009 Results

•	Revenues totaled $26.4 million, down 28% year-over-year

•	Service fees totaled $15.2 million

•	Maintenance fees totaled $6.5 million

•	License fees totaled $4.8 million

•
Full year GAAP net loss applicable to common shareholders of $8.2 million, or a loss of $0.30 per fully diluted share, compared to GAAP net income applicable to common shareholders of $4.8 million, or $0.19 per fully diluted share, in the year ago period

•	Full year EBITDA loss of $2.5 million, or EBITDA loss of $0.09 per diluted share, versus EBITDA of $9.1 million, or $0.35 per diluted share, in the year ago period

Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, commented, “NetSol’s fiscal fourth quarter revenues exceeded the high end of our sequential growth range projection, rising 36%, driven by increased license and IT services sales. While our full year results reflect the challenges of the global economic downturn compared to a 2008 period which was the strongest in the company’s history, NetSol’s fiscal fourth quarter results provide clear evidence that our NetSol Financial Suite™ and global BestShoring® IT service offerings are gaining fresh momentum.  The success of our comprehensive cost efficiency measures yielded an impressive 23% reduction in fiscal fourth quarter operating expenses as compared to the year ago period.  Our more efficient operating expense base, combined with our renewed sequential revenue growth, drove material improvements in reducing the company’s sequential quarterly GAAP net loss as well as supported an important return to quarterly EBITDA profitability.

“I am pleased to report we enter our fiscal year 2010 with a significantly stronger pipeline, and are also seeing excellent new opportunities in the government and defense sectors. Looking ahead to fiscal 2010, we anticipate stronger full year results in terms of top and bottom line performance. If we couple our more efficient global operating structure with the fresh momentum on the sales side, we currently forecast a quarterly GAAP breakeven revenue run rate of approximately $8.0 million, and $6.5 million on a cash basis,” concluded Mr. Ghauri.

NetSol reported consolidated revenues of $6.9 million for the fourth quarter of fiscal year 2009, representing a 35% decline as compared to the $10.5 million in revenues reported for the same period a year ago.

U.S. GAAP (Generally Accepted Accounting Principles) net loss applicable to common shareholders for the fourth quarter of fiscal year 2009 was approximately $0.9 million, or a loss of $0.03 per diluted share, which compares to GAAP net income applicable to common shareholders of $1.3 million, or $0.05 per diluted share, in the same period of fiscal year 2008.

NetSol reported EBITDA of $0.6 million, or $0.02 per diluted share, for the fourth quarter of fiscal year 2009 compared to EBITDA of $2.6 million, or $0.09 per diluted share, in the year ago period.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company uses EBITDA as a measure of the Company’s operating trends. Investors are cautioned that EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the financial table heading “Reconciliation to GAAP.”

Fourth Quarter Business Highlights

•	Signed a significant new NetSol Financial Suite™ contract with Minsheng Financial Leasing Company to deploy NetSol’s industry leading leasing suite

•	Secured a new licensing agreement with a major Chinese captive finance company to implement the NetSol Financial Suite™, including NetSol's flagship LeaseSoft solution

•	Major international automotive manufacturer signs LeaseSoft license contract for captive finance in China

•	Secured new European customer contract to implement Wholesale Finance System for a Netherlands based finance company

•	NetSol Technologies Europe wins a new contract to deploy its LeaseSoft suite at United Kingdom based nationwide loan company

•	NetSol and Atheeb Group form Atheeb NetSol Limited, a software engineering and joint venture company focused on Saudi Arabia, GCC, and The Middle East

•	NetSol and Grupo Karims form NetSol GK Latin America, an IT services and software development joint venture serving the Americas

•
Announced new Neptune Software plc partnership, as well as first joint customer win, extending the reach of the NetSol Financial Suite™ and LeaseSoft Evolve product in Africa, as leasing is rapidly expanding as a financing solution across the continent

•	Launched beta version of smartOCI, an SAP compatible multiple catalog search engine

•	Subsequent to the quarter end, NetSol teamed with a top 5 U.S. defense contractor with a joint bid submitted for a significant multi-million dollar military contract in Pakistan

Conference Call & Webcast Information

Following the distribution of the fiscal fourth quarter and full year 2009 financial results, NetSol will host a conference call today at 11:00 a.m. ET (8:00 a.m. PT) to review the quarterly financial and operational performance. Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, will host the call, which will be webcast live. The webcast and a supporting slide presentation will be made available on the investor relations section of the NetSol corporate website at www.netsoltech.com. Telephone access to the conference call will be available in North America by dialing +1 (877) 407-0782 or internationally by dialing +1 (201) 689-8567.

An audio replay of the conference call will be available approximately two hours following the conclusion of the call and for the following 30 day period. To access the replay in North America, dial +1 (877) 660-6853 or, when calling internationally, dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 331287. An archived replay of the conference webcast will also be available on the investor relations section of the NetSol corporate website at www.netsoltech.com.

About NetSol Technologies, Inc.

NetSol Technologies, Inc. (NASDAQ CM: NTWK) (NASDAQ DUBAI: NTWK) is a worldwide provider of global business services and enterprise application solutions. Since its inception in 1995, NetSol has used its BestShoring® practices and highly experienced resources in analysis, development, quality assurance, and implementation to deliver high-quality, cost-effective solutions. Specialized by industry, these product and services offerings include credit and finance portfolio management systems, hospital/healthcare information management systems (HIMS), SAP consulting and services, custom development, systems integration, and technical services for the global Financial, Healthcare, Insurance, Energy, and Technology markets. NetSol's commitment to quality is demonstrated by its achievement of the ISO 9001, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol Technologies' clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers, and government agencies. Headquartered in Emeryville, California, NetSol Technologies has operations and offices in Adelaide, Bangkok, Beijing, Lahore, London, and San Pedro Sula.

To learn more about NetSol Technologies, Inc., visit www.netsoltech.com

To join the NetSol Technologies, Inc. email communications list, visit:
http://www.b2i.us/irpass.asp?BzID=897&to=ea&s=0

NetSol Technologies, Inc. Forward-looking Statement

This press release may contain forward looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “anticipate,” “intend,” variations of such words, and similar expressions, identify forward looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

# # #
Contact – Investor Relations:
Christopher Chu
Grayling
Phone:  +1 646-284-9426
Email:   Christopher.chu@us.grayling.com

Financial Tables Follow
NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	For the quarter ended		For the Year ened
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net Revenues:
License fees	$1,283,700	$4,915,813	$4,786,332	$12,685,039
Maintenance fees	1,727,900	1,749,871	6,499,419	6,306,321
Services	3,841,580	3,849,971	15,162,426	17,650,815
Total revenues	6,853,180	10,515,655	26,448,177	36,642,175
Cost of revenues
Salaries and consultants	2,135,294	2,728,921	9,787,965	10,071,664
Travel	341,589	746,745	1,334,879	1,719,743
Repairs and maintenance	80,051	72,692	370,487	405,140
Insurance	39,371	85,283	174,761	239,043
Depreciation and amortization	598,358	551,166	2,214,211	1,398,454
Other	1,107,766	548,587	3,316,031	1,890,100
Total cost of sales	4,302,429	4,733,394	17,198,334	15,724,144
Gross profit	2,550,751	5,782,261	9,249,843	20,918,031
Operating expenses:
Selling and marketing	636,374	904,562	3,115,883	3,722,470
Depreciation and amortization	497,716	517,321	1,973,997	1,939,502
Bad debt expense	(26,973)	55,016	2,393,685	58,293
Salaries and wages	745,859	945,402	3,443,390	3,703,836
Professional services, including non-cash compensation	338,187	413,490	1,215,939	837,598
General and adminstrative	896,667	1,170,091	3,590,118	3,447,113
Total operating expenses	3,087,830	4,005,882	15,733,012	13,708,812
Income from operations	(537,079)	1,776,379	(6,483,169)	7,209,219
Other income and (expenses):
Loss on sale of assets	(96,564)	(2,440)	(404,820)	(35,484)
Beneficial conversion feature	(23,052)	-	(40,277)	-
Loss on extinguishment of debt	-	-	(1,000,000)	-
Interest expense	(327,547)	(82,043)	(1,294,293)	(626,708)
Interest income	44,423	35,234	291,030	195,103
Gain on sale of subsidiary shares	351,522	-	351,522	1,240,808
Gain on foreign currency exchange rates	549,733	1,430,669	2,371,487	2,020,839
Other income and (expenses)	21,229	29,600	68,747	148,544
Total other income (expenses)	519,744	1,411,020	343,396	2,943,102
Net income (loss) before minority interest in subsidiary	(17,335)	3,187,399	(6,139,773)	10,152,321
Minority interest in subsidiary	(843,904)	(1,749,625)	(1,816,143)	(5,038,115)
Income taxes	(11,501)	(75,710)	(91,132)	(121,982)
Net income (loss)	(872,740)	1,362,064	(8,047,048)	4,992,224
Dividend required for preferred stockholders	(33,508)	(33,508)	(134,400)	(178,541)
Net income (loss) applicable to common shareholders	(906,248)	1,328,556	(8,181,448)	4,813,683
Other comprehensive loss:
Translation adjustment	(114,548)	(1,329,381)	(4,151,474)	(2,394,994)
Comprehensive income (loss)	$(1,020,796)	$(825)	$(12,332,922)	$2,418,689
Net income (loss) per share:
Basic	$(0.03)	$0.05	$(0.30)	$0.20
Diluted	$(0.03)	$0.05	$(0.30)	$0.19
Weighted average number of shares outstanding
Basic	28,706,163	25,425,042	26,937,500	24,118,538
Diluted	28,706,163	27,303,554	26,937,500	25,997,049

[NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of June 30, 2009	As of June 30, 2008
		Restated
ASSETS
Current assets:
Cash and cash equivalents	$4,403,762	$6,275,238
Restricted Cash	5,000,000	-
Accounts receivable, net of allowance for doubtful accounts of $2,504,714
and $108,538 for 2009 and 2008 respectively	11,394,844	10,988,888
Revenues in excess of billings	5,686,277	11,053,042
Other current assets	2,307,246	2,406,407
Total current assets	28,792,129	30,723,575
Property and equipment, net of accumulated depreciation	9,186,163	9,176,780
Other assets, long-term	204,823	1,866,437
Intangibles:
Product licenses, renewals, enhancements, copyrights,
trademarks, and tradenames, net	13,802,607	10,837,856
Customer lists, net	1,344,019	1,732,761
Goodwill	9,439,285	9,439,285
Total intangibles	24,585,911	22,009,902
Total assets	$62,769,026	$63,776,694

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,106,266	$4,116,659
Current portion of loans and obligations under capitalized leases	6,207,830	2,280,110
Other payables - acquisitions	103,226	846,215
Unearned revenues	3,473,228	3,293,728
Due to officers	-	184,173
Dividend to preferred stockholders payable	44,409	33,508
Loans payable, bank	2,458,757	2,932,551
Total current liabilities	17,393,716	13,686,944
Obligations under capitalized leases, less current maturities	1,090,901	332,307
Convertible Notes Payable	5,809,508	-
Long-term loans; less current maturities	1,113,832	411,608
Total liabilities	25,407,957	14,430,859
Minority interest	6,383,310	7,857,969
Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, 5,000,000 shares authorized;
1,920 issued and outstanding	1,920,000	1,920,000
Common stock, $.001 par value; 95,000,000 shares authorized;
30,046,987; 25,545,482 issued and outstanding	30,047	25,545
Additional paid-in-capital	78,198,523	74,950,286
Treasury stock	(396,008)	(35,681)
Accumulated deficit	(41,253,152)	(33,071,702)
Stock subscription receivable	(842,619)	(600,907)
Common stock to be issued	220,365	1,048,249
Other comprehensive loss	(6,899,397)	(2,747,924)
Total stockholders' equity	30,977,759	41,487,866
Total liabilities and stockholders' equity	$62,769,026	$63,776,694

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Years
	Ended June 30,
	2009	2008
		Restated
Cash flows from operating activities:
Net income (loss)	$(8,047,048)	$4,992,224
Adjustments to reconcile net income (loss)
to net cash provided by (used in) operating activities:
Depreciation and amortization	4,188,208	3,337,956
Bad debt expense	2,393,685	58,293
Loss on sale of assets	404,820	35,484
Gain on sale of subsidiary shares in Pakistan	(351,522)	(1,240,808)
Minority interest in subsidiary	1,816,143	5,038,115
Stock issued for services	346,817	167,926
Fair market value of warrants and stock options granted	261,472	24,320
Beneficial conversion feature	40,277	-
Changes in operating assets and liabilities:
Increase in accounts receivable	(4,679,496)	(4,123,995)
Decrease in other current assets	3,740,567	(4,980,504)
Decrease in long-term assets	43,889	229,622
Increase in accounts payable and accrued expenses	1,073,775	233,408
Net cash provided by/(used in) operating activities	1,231,588	3,772,041
Cash flows from investing activities:
Purchases of property and equipment	(2,093,618)	(4,435,755)
Sales of property and equipment	65,096	15,838
Payments of acquisition payable	(742,989)	(879,007)
Increase in intangible assets	(6,662,774)	(4,829,369)
Net cash used in investing activities	(9,434,284)	(10,128,293)
Cash flows from financing activities:
Proceeds from sale of common stock	712,770	1,500,000
Proceeds from the exercise of stock options and warrants	563,929	3,282,827
Purchase of subsidary stock in Pakistan	(281,347)	-
Proceeds from sale of subsidiary stock	558,535	1,765,615
Finance costs incurred for sale of common stock	-	(10,000)
Purchase of treasury stock	(360,328)	(25,486)
Restricted cash	(5,000,000)	-
Proceeds from convertible notes payable	6,000,000	-
Dividend Paid to Preferred Shareholders	(33,508)	-
Bank overdraft	159,551	85,335
Proceeds from bank loans	3,843,541	5,441,870
Payments on bank loans	947,870	(99,936)
Payments on capital lease obligations & loans - net	(539,497)	(3,409,496)
Net cash provided by financing activities	6,571,516	8,530,729
Effect of exchange rate changes in cash	(240,296)	90,597
Net increase in cash and cash equivalents	(1,871,477)	2,265,074
Cash and cash equivalents, beginning of year	6,275,238	4,010,164
Cash and cash equivalents, end of year	$4,403,762	$6,275,238

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION TO GAAP
(Unaudited)

	Three Months	Three Months	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Net Income (loss) before preferred dividend, per GAAP	$(872,740)	$1,362,064	$(8,047,048)	$4,992,224
Income Taxes	11,501	75,710	91,132	121,982
Depreciation and amortization	1,096,074	1,068,487	4,188,208	3,337,956
Interest expense	327,547	82,043	1,294,293	626,708

EBITDA (loss)	$562,382	$2,588,304	$(2,473,415)	$9,078,870

Weighted Average number of shares outstanding
Basic	28,706,163	25,425,042	26,937,500	24,118,538
Diluted	28,706,163	27,303,554	26,937,500	25,997,049

Basic EBITDA EPS	$0.02	$0.10	$(0.09)	$0.38
Diluted EBITDA EPS	$0.02	$0.09	$(0.09)	$0.35